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                                                                    EXHIBIT 99.1

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR"
PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the statement. The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 in connection with the forward-looking statements contained in this report. Accordingly, the Company hereby identifies the following important factors which could cause the Company's financial results to differ materially from any such results which might be projected, forecast, estimated or budgeted by the Company in forward-looking statements:

                           (a) Heightened competition, including specifically the intensification of price competition; the entry of new competitors; and the expansion, renovation and opening of new stores by new and existing competitors.

                           (b) Failure to obtain new customers or retain existing customers.

                           (c) Inability to carry out marketing, sales and capital plans.

                           (d) Insufficiency of financial resources to renovate and expand store base.

                           (e) Prolonged dispute with labor.

                           (f) Economic downturn in the Southeast region.

                           (g) Loss or retirement of key executives.

                           (h) Higher selling, general and administrative expenses occasioned by the need for additional advertising, marketing, administrative, or management information systems expenditures.

                           (i) Adverse publicity and news coverage.

The foregoing review of factors pursuant to the Private Litigation Securities Reform Act of 1995 should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by the Company prior to this filing.